Amendments to the
Registration Rights Agreement

1.  The definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby deleted, and the following new definition be substituted in lieu thereof:

“Registrable Securities” means the shares of Common Stock issuable upon exercise of the Warrants and the securities listed on Schedule II to the Registration Rights Agreement, as amended.”

2.  Section 2(b) of the Registration Rights Agreement is hereby deleted, and the following new Section 2(b) be substituted in lieu thereof:

“Notwithstanding anything to the contrary set forth in this Section 2, in the event the Commission does not permit the Company to register all of the Registrable Securities in the Registration Statement because of the Commission’s application of Rule 415 or the Commission requires the Company to either exclude shares held by certain Holders or deem such Holders to be underwriters with respect to their Registrable Securities, the Company shall register in the Registration Statement such number of Registrable Securities as is permitted by the Commission without naming such Holder as an underwriter (unless such Holder agrees to be named as an underwriter), provided, however, that the number of Registrable Securities to be included in such Registration Statement or any subsequent registration statement shall be determined in the following order: the shares of Common Stock issuable upon exercise of the Warrants and the securities listed on Schedule II hereto, shall be registered on a pro rata basis among the holders of the Warrants and such securities. In the event the Commission does not permit the Company to register all of the Registrable Securities in the initial Registration Statement, the Company shall use its commercially reasonable efforts to file subsequent Registration Statements to register the Registrable Securities that were not registered in the initial Registration Statement as promptly as possible and in a manner permitted by the Commission. For purposes of this Section 2(b), “Filing Date” means with respect to each subsequent Registration Statement filed pursuant hereto, the later of (i) sixty (60) days following the sale of substantially all of the Registrable Securities included in the initial Registration Statement or any subsequent Registration Statement and (ii) six (6) months following the effective date of the initial Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission. For purposes of this Section 2(b), “Effectiveness Date” means with respect to each subsequent Registration Statement filed pursuant hereto, the earlier of (A) the ninetieth (90th) day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) the date which is within three (3) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review such Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of such Registration Statement and the Company promptly makes such request; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.”